Exhibit 21.1

DF I-Courtland, LLC

DF I-Edenton, LLC

Lumber River Village Associates, LLC

Northpointe Investors, LLC

Riversedge Office Associates, LLC

Tuckernuck Associates, LLC

WHLR Surrey Plaza Associates, LLC

WHLR Twin City Crossing, LLC

WHLR Tampa Festival, LLC

WHLR Forrest Gallery, LLC

WHLR Clover, LLC

WHLR St. George, LLC

WHLR South Square, LLC

WHLR Waterway, LLC

WHLR Westland, LLC

WHLR Winslow, LLC

WHLR Port Crossing, LLC

WHLR Cypress, LLC

WHLR Harrodsburg, LLC

WHLR LaGrange, LLC

WHLR Freeway Junction, LLC

WHLR Pierpont Center, LLC

WHLR Crockett Square, LLC

Wheeler REIT, L.P.

Wheeler Interests, LLC

Wheeler Real Estate, LLC

WHLR Brook Run Property, LLC

WHLR Alex City Marketplace, LLC

WHLR Brook Run Associates, LLC

Chesapeake Square Associates, LLC

WHLR Sunshine Shopping Plaza, LLC

WHLR Cardinal Plaza, LLC

WHLR Franklinton Square, LLC

WHLR Nashville Commons, LLC

WHLR Parkway Plaza, LLC

WHLR Grove Park, LLC

WHLR Fort Howard Square, LLC

WHLR Conyers Crossing, LLC

WHLR Shoppes at Myrtle Park, LLC

WHLR Darien, LLC

WHLR Devine, LLC

WHLR Folly Road Crossing, LLC

WHLR Georgetown, LLC

WHLR Ladson Crossing, LLC

WHLR Lake Greenwood Crossing, LLC

WHLR Lake Murray, LLC

WHLR Litchfield Market Village, LLC

WHLR Moncks Corner, LLC

WHLR Mullins South Park, LLC

WHLR Ridgeland, LLC

WHLR South Lake Pointe, LLC

WHLR Rivergate, LLC

WHLR Riverbridge Shopping Center, LLC

WHLR New Market Crossing, LLC

WHLR Village of Martinsville, LLC

Sangaree/Tri-County, LLC

WHLR Laburnum Square, LLC

WHLR Franklin Village, LLC

WHLR Beaver Ruin Village, LLC

WHLR Beaver Ruin Village II, LLC

WHLR Bryan Station, LLC

Harbor Pointe Associates, LLC

WHLR JANAF, LLC

WHLR JEB, LLC

WHLR St. George II, LLC

WHLR JANAF 2, LLC

WHLR JANAF 1, LLC

WHLR JANAF OFFICE, LLC

WHLR JANAF BRAVO, LLC

Cedar 2129 Oregon Avenue, LLC

Cedar Brickyard, LLC

Cedar Brickyard II, LLC

Cedar-Bristol, LLC

Cedar-Carll’s Corner, LLC

Cedar Center Holdings L.L.C. 3

Cedar-Fairview Commons, LLC

Cedar-Fieldstone SPE, LLC

Cedar-Fieldstone Marketplace, LP

Cedar Golden Triangle, LLC

Cedar Hamburg, LLC

Cedar-Kings, LLC

Cedar Lender LLC

Cedar-PC Annex, LLC

Cedar-PC Plaza, LLC

Cedar PCP-San Souci, LLC

Cedar-San Souci SPE, LLC

Cedar-Second Member LLC

Cedar Realty Trust Partnership, L.P.

Cedar Southington Plaza, LLC

Cedar-South Philadelphia II, LLC

Cedar-South Philadelphia I, LLC

Cedar-Timpany, LLC

Cedar-Trexler, LLC

Cedar-Trexler SPE, LLC

CIF Loyal Plaza Associates Corp.

CIF-Pine Grove Pad Associates LLC

Cedar-Coliseum FF, LLC

EE SERVICES, LLC

Cedar-Gold Star Plaza, LLC

Gold Star Realty, Inc.

Greentree Road L.L.C. 1

Greentree Road L.L.C. 2

Pine Grove Pad Associates, LLC

Washington Center L.L.C. 1

Washington Center L.L.C. 2